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                           PROLOAN FUND, INC.

                         ARTICLES OF AMENDMENT


      ProLoan Fund, Inc., a Maryland Corporation having its principal office at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
      FIRST:      The charter of the Corporation is hereby amended by
striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
      SECOND:     The name of the Corporation is Builders ProLoan Fund, Inc.
      SECOND:     By unanimous written consent pursuant to Section 2-408 of
Corporations and Associations Article of the Annotated Code of Maryland, the board of directors of the Corporation on July 17, 1997, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was in the best interests of the Corporation.
      THIRD:      The Corporation currently has no stockholders.
      FOURTH:     The amendment of the charter of the Corporation as
hereinabove set forth has been duly advised and approved by the board of directors of the Corporation.
      FIFTH:      The articles of amendment shall become effective on the
31st day of July, 1997.

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      IN WITNESS WHEREOF, ProLoan Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on July 17, 1997.

                                       PROLOAN FUND, INC.


                                       By:  /s/ John W. Stewart
                                            -------------------------
                                            John W. Stewart
                                            President


ATTEST:


/s/ John W. Stewart
-----------------------------
John W. Stewart
Secretary


      THE UNDERSIGNED, President of PROLOAN FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                      /s/ John W. Stewart
                                      --------------------------
                                      John W. Stewart


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